                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                               [AMENDMENT NO. 1]

Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                     BYRON PREISS MULTIMEDIA COMPANY, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                     BYRON PREISS MULTIMEDIA COMPANY, INC.
                              24 WEST 25TH STREET
                            NEW YORK, NEW YORK 10010

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 12, 1996

                                ----------------

                                                 April 26, 1996

To Our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Byron Preiss Multimedia Company, Inc., a New York corporation (the "Company"), to be held on June 12, 1996, at 3:00 p.m., local time, at The Friars Club, 57 East 55th Street, New York, New York, or any adjournment or postponement thereof (the "Meeting") for the following purposes:

         1.  To elect six directors.

         2. To consider and act upon a proposal to approve an amendment of the Company's 1993 Stock Option Plan to increase by 100,000 shares, the total number of shares of the Company's Common Stock that may be awarded under the 1993 Stock Option Plan.

         3. To transact such other business as may properly come before the Meeting.

         Only holders of record of Common Stock of the Company at the close of business on May 14, 1996 will be entitled to notice of and to vote at the Meeting. Please complete, sign, date and mail the enclosed proxy card so that your shares may be represented at the Meeting if you are unable to attend and vote in person.

                      By Order of the Board of Directors.

                                  BYRON PREISS
                            Chief Executive Officer

                     BYRON PREISS MULTIMEDIA COMPANY, INC.
                              24 WEST 25TH STREET
                            NEW YORK, NEW YORK 10010

                                ----------------

                                PROXY STATEMENT

                                ----------------

                      1996 Annual Meeting of Shareholders

                                ----------------

                                                 April 26, 1996


         This Proxy Statement and the enclosed form of proxy (the "Proxy Card") are being furnished to the holders of Common Stock, par value $.001 (the "Common Stock"), of Byron Preiss Multimedia Company, Inc., a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on June 12, 1996 and at any adjournments or postponements thereof (the "Meeting"). This Proxy Statement and the Proxy Card are first being sent to Shareholders on or about May 17, 1996.


         At the Meeting, holders of Common Stock ("Shareholders") will be asked:

         1.  To elect six directors.

         2. To consider and act upon a proposal to approve an amendment of the Company's 1993 Stock Option Plan to increase by 100,000 shares the total number of shares of the Company's Common Stock that may be awarded under the 1993 Stock Option Plan.

         3. To transact such other business as may properly come before the Meeting.

         Shareholders are requested to complete, sign, date and promptly return the Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with instructions contained therein. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR election of each nominee for director named herein (Proposal No. 1) and FOR the amendment of the Company's 1993 Stock Option Plan (Proposal No. 2). A Shareholder who so desires may revoke his proxy at any time before it is voted at the Meeting by delivering written notice to the Company (attention: Corporate Secretary), by duly executing a proxy bearing a later date or by casting a ballot at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

                                  THE MEETING

Date, Time and Place

         The Meeting will be held on June 12, 1996 at 3:00 p.m., local time, at The Friars Club, 57 East 55th Street, New York, New York.

Record Date, Shares Outstanding and Entitled to Vote

         The Board of Directors has fixed the close of business on May 14, 1996 as the record date (the "Record Date") for determining Shareholders entitled to notice of and to vote at the Meeting. Each such Shareholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing. As of April 25, 1996, there were approximately 4,261,875 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote.

Required Votes

         A plurality of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Meeting is required for the election of a nominee for director. Only shares of Common Stock that are voted in favor of a nominee will be counted toward that nominee's achievement of a plurality. Shares of Common Stock held by Shareholders present in person at the Meeting that are not voted for a nominee or shares held by Shareholders represented at the Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not be counted toward that nominee's achievement of a plurality.

         The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting is required for amendment of the 1993 Stock Option Plan. With respect to a broker non-vote on this matter, the shares will not be considered present at the Meeting for this particular matter and (since it will not be counted in respect of the matter) the broker non-vote will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for the matter by reducing the total number of shares from which the majority is calculated. Shares represented by proxies which are marked "abstain" for this matter will have the same effect as a vote against such matter.

Voting and Revocation of Proxies

         Shareholders are requested to complete, sign, date and promptly return the Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR election of each nominee for election as a director named herein and FOR approval of the amendment of the 1993 Stock Option Plan.

         The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

         Any Proxy Card signed and returned by a Shareholder may be revoked at any time before it is voted at the Meeting by delivering written notice to the Company (attention: Corporate Secretary), by duly executing a proxy bearing a later date or by casting a ballot at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Proxy Solicitation

         The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from Shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them and such custodians will be reimbursed for their reasonable expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of April 25, 1995, to the knowledge of the Company, regarding the beneficial ownership of Common Stock, which is the Company's only class of outstanding voting securities, by each Shareholder who owns more than 5% of the outstanding shares, by each director and nominee for election as director, by each of the named executive officers of the Company and by all directors and executive officers of the Company as a group. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners. Since the table reflects beneficial ownership determined pursuant to the applicable rules of the Securities and Exchange Commission, the information is not necessarily indicative of beneficial ownership for any other purpose.


                            Amount and Nature of
Name of Beneficial Owner    Beneficial Ownership   Percent of Class
------------------------    --------------------   ----------------
Byron Preiss                    1,037,000(1)            24.3%
Viacom International, Inc.      1,167,375(2)            25.5%
AWM Investment                    392,806(3)             9.2%
 Company, Inc.
Martin L. Berman                  182,000(4)             4.3%
Phyllis Berman                    177,833(4)             4.2%
Alison A. Berman                  177,833(4)             4.2%
 Lifetime Income Trust
Mark K. Berman                    177,833(4)             4.2%
 Lifetime Income Trust
James R. Dellomo                   11,666(5)                *
Matthew Shapiro                     3,333(6)                *
Jack Romanos                          -0-(7)                *
Marvin Sharfstein                   3,333(8)                *
Roger Cooper                          -0-(9)                *

All Directors and               1,055,332(1)(5)(6)      24.7%
 Executive Officers as a                 (7)(8)(9)
 Group (6 persons)

------------
  * Less than 0.1%

(1) Excludes approximately 29,000 shares of Common Stock owned by Preiss Charitable Foundation, Inc., a New York not-for-profit corporation, of which Mr. Preiss is a Director and Officer. Mr. Preiss disclaims beneficial ownership of such shares. Mr. Preiss' business address is c/o Byron Preiss Multimedia Company, Inc. 24 West 25th Street, New York, New York 10010.


(2) These shares are owned of record by Viacom International Inc., which is a subsidiary of Viacom Inc. The address of Viacom International Inc. is 1515 Broadway, New York, New York 10036. National Amusements, Inc. is a controlling shareholder of Viacom Inc. Sumner M. Redstone is the controlling shareholder of National Amusements, Inc. and is the Chairman of the Board and Chief Executive Officer of Viacom Inc. and Viacom International Inc. The address of National Amusements, Inc. is 200 Elm Street, Dedham, Massachusetts 02026. Includes warrants to purchase an additional 315,000 shares of Common Stock, which can be exercised within 60 days by Viacom International Inc. at $7.00 per share. Excludes the shares underlying the Additional Warrant (as hereinafter defined). See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."




(3) In a Schedule 13G dated February 10, 1996 it was reported that 392,806 shares of common stock of the Company are beneficially owned by Austin W. Marxe and AWM Investment Company, Inc., a Delaware corporation ("AWM"). This amount is comprised of 176,300 shares of common stock and 125,500 Warrants owned by Special Situations Fund III, L.P., a Delaware limited partnership (the "Special Fund"), and 56,700 shares of common stock and 34,300 Warrants owned by Special Situations Cayman Fund, L.P., a limited partnership formed under the laws of the Cayman Islands (the "Cayman Fund"). Austin W. Marxe is the President and Chief Executive Officer of AWM, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act") and an investment advisor and general partner of the Cayman Fund. Austin W. Marxe is the principal limited partner of MGP Advisers Limited Partnership, a Delaware limited partnership ("MGP"), which is an investment adviser under the Investment Advisers Act and an investment adviser and general partner of the Special Fund. AWM, which is principally owned by Austin W. Marxe, serves as the sole general partner of MGP. Mr. Marxe is principally responsible for the selection, acquisition and disposition of the portfolio securities by AWM on behalf of MGP, the Special Fund and the Cayman Fund. The principal office and business address of said reporting persons is 153 East 53rd Street, New York, New York 10022.



(4) On December 28, 1994, as a result of the liquidation by the Berman CD-Rom Partnership, L.P. a New York limited partnership, of all of such partnership's holdings of Common Stock of the Company, 1,067,000 shares of Common Stock were distributed, in part, as follows: Martin L. Berman (182,000 shares), Phyllis Berman (177,833 shares), Alison A. Berman Lifetime Income Trust (177,833 shares), Mark K. Berman Lifetime Income Trust (177,833 shares), Steven E. Berman (45,000 shares) and Martin L. Berman Foundation (51,033 shares) (the "Berman Group"). In the aggregate, the Berman Group owns approximately 19% of the Company's Common Stock. Each of the persons or entities comprising the "Berman Group" disclaims beneficial ownership of shares of Common Stock owned by each of the other persons or entities within the Berman Group, and each of them expressly disaffirms the existence of a group. The address of each of the persons or entities comprising the Berman Group is c/o Steven E. Berman, One Bridge Plaza, Fort Lee, New Jersey 07024. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


(5) Mr. Dellomo's business address is c/o Byron Preiss Multimedia Company, Inc., 24 West 25th Street, New York, New York 10010. Includes 11,666 shares that Mr. Dellomo has a right to acquire within 60 days upon the exercise of options.


(6) Mr. Shapiro's business address is c/o NBC, 30 Rockefeller Plaza, room 4625E, New York, New York. Includes 3,333 shares that Mr. Shapiro has a right to acquire within 60 days upon the exercise of options.



(7) Excludes the shares of Common Stock beneficially owned by Viacom

    International Inc., of which Mr. Romanos is an executive officer of an affiliate thereof. Mr. Romanos' business address is c/o Simon & Schuster, Consumer Group, 1230 Avenue of the Americas, New York, New York 10020.

(8) Mr. Sharfstein's business address is c/o Cabot Medical Corp., 2021 Cabot Boulevard, West, Langhorne, PA 19047. Includes 3,333 shares that Mr. Sharfstein has a right to acquire within 60 days upon the exercise of options.

(9) Mr. Cooper's business address is c/o The Doubleday Book and Music Club, 1540 Broadway, New York, New York.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

         At the Meeting, six directors are to be elected to serve until the next annual meeting of Shareholders or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the election of the six individuals named in the following table. All of the nominees are currently directors of the Company.

         The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. If by reason of an unexpected occurrence one or more of the nominees is not available for election, however, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" for information regarding such persons' beneficial ownership of Common Stock.

Information Concerning the Director-Nominees

         The name, age, principal occupation, other business affiliations and other information (relating to the past five or more years) concerning each nominee, and, where applicable, the year each was first elected a director of the Company, are set forth below:

             Byron Preiss, 43, is a founder of the Company and has served as President, Chief Executive Officer and Chairman of the Board of Directors since the Company's inception in July 1992. In April 1974, Mr. Preiss founded Byron Preiss Visual Publications, Inc., headquartered in New York City. Since April 1974, Mr. Preiss has served as the President and Chief Executive Officer of Byron Preiss Visual Publications, Inc. and certain related entities. Mr. Preiss received a B.A. degree from the University of Pennsylvania in 1973 and a M.A. degree from the Film and Broadcast Management program at Stanford University in 1974.


             James R. Dellomo, 55 - has served as Chief Financial Officer of the

         Company since June, 1994 and Treasurer and a director since July 1994. From January 1993 through August 1993, Mr. Dellomo served as the Chief Financial Officer of Rio Sportswear, Inc. From January 1992 through January 1993, Mr. Dellomo was a consultant to the Commonwealth of Puerto Rico - Industrial Development Administration. From 1974 through 1991, Mr. Dellomo held the positions of Vice President - Finance, Treasurer and Secretary of Knogo Corporation, a NYSE listed company. Mr. Dellomo also served as a Director of Knogo Corporation.

             Matthew Shapiro, 47 - has served as Vice President of Network Development of NBC since January, 1996. From September 1995 until December, 1996, Mr. Shapiro served as a freelance consultant in the television industry. Mr. Shapiro held several executive positions, such as Corporate Vice President of Programming, at MMT Inc. (a corporation which represents and advises television stations throughout the United States) from 1982 until September 1995 when MMT, Inc. was sold to a competing company. Since January 1994, Mr. Shapiro has served as a member of the Board of Directors of NATPE, International, a national association of television programming executives. Mr. Shapiro has served as a director of the Company since March 1994.



             Jack Romanos, 52 - since 1991, Mr. Romanos has served as the President of the Consumer Group of Simon & Schuster, the publishing operation of Viacom Inc., where he is responsible for the publishing activities of all divisions of the Consumer Group. Prior thereto, Mr. Romanos served as the President of the Mass Market Division of Simon & Schuster, since 1987. Mr. Romanos has served as a director of the Company since June, 1995.



             Marvin Sharfstein, 52 - Mr. Sharfstein currently serves as the President of MBS Capital Corporation, a financial consulting firm. Mr. Sharfstein has also served as a Treasurer, Vice President of Corporate Development and director of Cabot Medical Corp. since 1993. Mr. Sharfstein has also served as an officer and director of Geriaco International, Inc. since 1985. Mr. Sharfstein has served as a director of the Company since June, 1995.



             Roger Cooper, 51 - has served as Vice President and Editorial Director of Doubleday Direct since August, 1995. Doubleday Direct is a book club division of Bertelsmann, consisting of twelve bookclubs including The Literary Guild. From August, 1993 through August, 1995, Mr. Cooper served as the Senior Vice President, Publisher of the Mass Market Division of St. Martin's Press. Prior thereto, Mr. Cooper was the Senior Vice President, Publisher of Berkeley Publishing Group. Mr.

         Cooper has served as a director of the Company since October, 1995.


         The Board of Directors recommends that the Shareholders vote FOR the election of each nominee for director named above.

                                 PROPOSAL NO. 2
                PROPOSED AMENDMENT TO THE 1993 STOCK OPTION PLAN

         At the Meeting, Shareholders will be asked to consider and act upon a proposal to amend the Company's 1993 Stock Option Plan (the "1993 Plan") to increase by 100,000 shares the total number of shares of the Company's Common Stock that may be awarded under the 1993 Plan.

         On April 15, 1996, the Board of Directors approved an amendment to the 1993 Plan to increase the number of shares of Common Stock available for issuance pursuant to the 1993 Plan by 100,000 shares to a total of 525,000 shares of Common Stock of the Company and directed that such amendment be submitted for approval of Shareholders at the 1996 Annual Meeting. The 1993 Plan, which was adopted as of September 30, 1993, originally provided for the grant to employees, officers, directors and consultants of stock options to purchase up to 260,000 shares of Common Stock. On June 1, 1995, the Shareholders approved an amendment to the 1993 Plan to increase the number of shares to a total of 425,000 shares of Common Stock of the Company. Should the amendment not be approved, the 1993 Plan will remain in force without taking into effect this proposed amendment.

         The purpose of the 1993 Plan, which is unchanged by the proposed amendment, is to advance the interests of the Company by encouraging and enabling the acquisition of a financial interest in the Company by its directors, officers, employees and consultants. The 1993 Plan is intended to aid the Company in attracting and retaining competent employees, to stimulate the efforts of such employees and to strengthen their desire to remain with the Company. In order that the Plan may continue to serve its intended purposes, the proposed amendment would increase the number of shares of Common Stock available for issuance under the 1993 plan.

         The following summary of the 1993 Plan, is qualified in its entirety by reference to the text of the 1993 Plan, as amended.

Summary Description of the 1993 Plan

         The 1993 Plan is administered by the Stock Option Committee, which determines those individuals who will receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option exercise price.

         Options may be either "incentive stock options" within the meaning of
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options, and may be issued to officers, directors and consultants, as well as to employees of the Company. The per share exercise price of the Common Stock subject to an incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Board of Directors of the Company, except that the Company will not grant non-qualified options at an exercise price of less than 50% of the fair market value of the Common Stock on the date the option is granted. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, 10% or more of the total combined voting power of all classes of stock of the Company (a 10% Stockholder") will be eligible to receive any incentive stock options under the 1993 Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant.

         No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by him or by his legal guardian or legal representative. In the event of termination of employment other than by death or for cause the optionee will have three months after such termination during which he can exercise the option. Upon termination of employment of an optionee by reason of death, his option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination.

         No options under the 1993 Plan are permitted to be granted after the tenth anniversary of the effective date of the 1993 Plan. All options granted under the 1993 Plan cannot be exercised more than 10 years from the date of grant except that options issued to a 10% Stockholder are limited to five year terms. All options granted under the 1993 Plan provide for the payment of the exercise price in cash or, with the approval of the Board of Directors of the Company, by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of those methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his original shares.

         Any unexercised option that terminated, is canceled or expires for any reason without being exercised in full may again become available for issuance under the 1993 Plan, unless the 1993 Plan has been terminated.

         The Board of Directors may amend the 1993 Plan at any time, but except in accordance with certain provisions of the 1993 Plan relating to certain adjustments made if there is a reclassification or change of the share structure of the Company, no change shall be made which will have a material adverse effect upon any option previously granted unless the consent of the optionee is obtained; provided, however, that the Board may not, without further approval of the shareholders, (a) increase the maximum number of shares for which options may be granted under the 1993 Plan, or (b) change the class of persons eligible to receive options.


         In July 1993, the Company's Board of Directors unanimously approved an amendment to the 1993 Plan to (i) reduce the minimum number of members required to constitute the entire Stock Option Committee (the "Committee") from three members to two members of the Company's Board of Directors and (ii) to clarify certain requirements for members comprising the Committee including, that members shall not have received grants or awards of equity securities under a plan of the Company during the year prior to serving as an administrator on the Committee and shall not be eligible to participate in the 1993 Plan or any other plan of the Company while serving on the Committee.

         The number of stock options that will be awarded to the Company's Chief Executive Officer and the other named executive officers of the Company pursuant to the 1993 Plan are not currently determinable. No awards to the Company's Chief Executive Officer and the other named executive officers were made in 1995. In 1995, 10,000 stock options under the 1993 Plan were granted to all current executive officers as a group and approximately 82,000 stock options were granted to 24 employees and consultants, including all current officers who are not executive officers. In 1995, no stock options were granted to Directors who were not executive officers. To date, stock options have been granted at exercise prices which range from $2.18 per share to $7.50 per share.

         The closing market price of the shares of Common Stock underlying the options as of April 25, 1995, was $6.75 per share.

Federal Income Tax Consequences to the Company and the Optionees

         The following is a summary of the Federal income tax consequences to optionees in the 1993 Plan and to the Company, based upon current provisions of the Code and regulations and rulings thereunder, and does not address the consequences under any other applicable tax laws.

         Incentive Stock Options. Some of the options granted under the 1993 Plan may constitute "Incentive Stock Options" ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under present federal tax regulations, there will be no Federal income tax consequences to either the Company or an optionee upon the grant of an ISO, nor will an optionee's exercise of an ISO result in Federal income tax consequences to the Company. Although an optionee will not realize ordinary income upon his exercise of an ISO, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code, and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. If an optionee does not dispose of Common Stock acquired through an ISO within one year of the ISO's date of exercise, any gain realized upon a subsequent disposition of Common Stock will constitute long-term capital gain to the optionee. If an optionee disposes of the Common Stock within such one-year period, an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the option price or (ii) the actual gain realized upon such disposition will constitute ordinary income to the optionee in the year of the disposition. An additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to an optionee.

         Non-Qualifying Stock Options. Certain stock options which do not constitute ISOs ("Non-Qualifying Options") may be granted under the 1993 Plan. Under present Federal income tax regulations, there will be no Federal income tax consequences to either the Company or the optionee upon the grant of a Non-Qualifying Option. However, the optionee will realize ordinary income upon the exercise of a Non-Qualifying Option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the option price, and the Company will receive a corresponding deduction. The gain, if any, realized upon a subsequent disposition of such Common Stock will constitute short-term or long-term capital gain, depending on the optionee's holding period.

Recommendation

         The Board of Directors recommends that the Shareholders vote FOR this Proposal No. 2.

                INFORMATION CONCERNING MEETINGS OF THE BOARD OF
            DIRECTORS AND BOARD COMMITTEES AND DIRECTOR COMPENSATION

         During the year ended 1995, the Board of Directors held 3 meetings and executed 3 unanimous written consents. During fiscal year 1995, all incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees thereof on which they served, held during the period that they served, except Matthew Shapiro, who was unable to attend 3 meetings. The Board of Directors has standing stock option, executive, audit and compensation committees. Each of the executive, audit and compensation committees were formed by the Board of Directors on June 1, 1995. The Board of Directors does not have any other committees. The usual functions of a nominating committee are performed by the entire Board of Directors.

         The functions of the stock option committee are to administer and grant awards pursuant to the Company's stock option plan. The committee, which met only once, but executed 3 unanimous written consents, during 1995, currently consists of Byron Preiss, Jack Romanos and Roger Cooper.

         The Executive Committee has all the Authority of the Board of Directors except for certain authority relating to prohibited matters described in the Company's Bylaws and in Section 712 of the Business Corporation Law of the State of New York. The Committee, which did not meet during 1995, currently consists of Byron Preiss, James Dellomo and Jack Romanos.

         The functions of the Audit Committee are to consult with the Company's internal accountants and independent auditors to review the Company's financial statements and ascertain compliance with appropriate audit procedures. The committee, which did not meet during 1995, currently consists of Byron Preiss, Marvin Sharfstein and Matthew Shapiro.

         The functions of the Compensation Committee are to review and establish compensation of the officers and employees of the Corporation. The Compensation Committee, which did not meet during 1995, currently consists of Matthew Shapiro, Jack Romanos and Byron Preiss.

         The Company does not compensate directors for any service provided as director of the Company. However, during 1995 directors (other than those serving on the Stock Option Committee) were eligible to participate in the Company's 1993 Stock Option Plan.

         The New York Business Corporation Law ("NYBCL") authorizes the indemnification of directors and officers in the defense of a civil or criminal action or proceeding and the purchase of insurance in connection therewith. The Company's By-Laws also provides for indemnification of present and former directors and officers of the Company and the Company maintains insurance covering certain liabilities of the directors and officers of the Company. During 1995, there were no claims for any such indemnity.

         In accordance with Section 726(d) of the NYBCL, set forth hereafter is a brief statement with respect to the directors and officers liability insurance maintained by the Corporation. For the period April 28, 1995 to April 28, 1996, such insurance coverage was obtained from National Union Fire Insurance Company of Pittsburgh, P.A. The coverage is limited to $3,000,000 in the aggregate.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation, in excess of $100,000, awarded to, earned by, or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "named executive officers") for the years ended December 31, 1995, 1994 and 1993.

                           Summary Compensation Table

                                        Fiscal     Annual
Name and Principal Position              Year    Salary ($)
---------------------------              ----    ----------
Byron Preiss,
 President and Chief Executive Officer   1995     $250,000
                                         1994     $156,250
                                         1993     $120,000

Employment Agreements

             On April 1, 1994, Byron Preiss entered into an Employment Agreement with the Company, which was amended pursuant to an Amendment dated March 22, 1995 (the "Employment Agreement"). See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS--Agreements in connection with the Viacom Purchase Agreement." The Employment Agreement provided for compensation of $112,500 for the nine-month period commencing on April 1, 1994 and ending on December 31, 1994; $250,000 in 1995; $300,000 in 1996; $350,000 in 1997; and $350,000 plus such additional amounts as is determined by the Board of Directors in 1998. Mr. Preiss may also receive such additional compensation including, bonuses and raises, which the Company's Board of Directors shall in the exercise of good faith and reasonable discretion determine. The Employment Agreement terminates on December 31, 1998 and provides that Mr. Preiss will devote, on average, approximately seventy (70%) percent of his working time to the Company. The agreement also provides that Mr. Preiss has the option, in his discretion, to extend the term of the Employment Agreement for an additional period of one year, at a base salary not less than the base salary being paid at the end of the term. Mr. Preiss is entitled to participate in all group health and insurance programs and other fringe benefit or retirement plans or other plans effective generally with respect to executive and other employees of the Company. During the first quarter of 1994, Mr. Preiss had been paid at a higher annual salary rate and received aggregate salary payments of $43,750 for that period. In the event that the Employment Agreement is terminated by the Company upon Mr. Preiss' death, his estate shall be entitled to receive any accrued, but unpaid base salary as of the date of death, plus Mr. Preiss' immediate family members shall be entitled to continue to receive health insurance benefits for the balance of the term with all premiums or other costs relating thereto being paid by the Company. Upon termination of Mr. Preiss' employment because of permanent disability, Mr. Preiss shall be entitled to receive the full base salary for a period of six months and one-half base salary for an additional period of one year thereafter.

         The Employment Agreement further provides that if (i) Mr. Preiss voluntarily terminates his employment on or within ninety (90) days subsequent to a "change of control" (the "Evaluation Period"), or (ii) Mr. Preiss' employment is terminated during the Evaluation Period other than for cause, then in either such event, the Company (a) shall pay to Mr. Preiss a lump sum payment in an amount equal to one half of the aggregate annual rate of compensation then being paid to or for the benefit of Mr. Preiss at the time of termination and
(b) during the 12 months following the termination date, shall continue certain benefits to the extent that the same were available to Mr. Preiss or his dependents prior to such termination. In addition, if Mr. Preiss has not entered into full time gainful employment as a chief executive officer of a business or non-profit enterprise within 180 days following the date of his termination, then the Company shall pay to Mr. Preiss, in equal weekly installments, an amount equal to one fifty-second (1/52nd) of the base amount for each week that Mr. Preiss is not so employed, but in no event shall such payments continue beyond the first anniversary of such termination date.

         Under the Employment Agreement, a "change of control" shall be deemed to have occurred if any person or group of persons acting in concert to control the business, affairs or management of the Company, becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than thirty-five (35%) percent of the combined voting power of the Company's then outstanding securities other than by purchase of shares held by Mr. Preiss or any affiliate thereof, or the Berman Group (as hereinafter defined). Notwithstanding the foregoing, however, a "change of control" shall not be deemed to be triggered by any acquisition of the Corporation's securities by Mr. Preiss or any affiliate thereof, by Viacom International Inc. or any affiliate thereof, or by the Berman Group. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS--Agreements in connection with the Viacom Purchase Agreement."

         The loss of Mr. Preiss' services could have a material adverse effect on the business of the Company. The Company has obtained two key-man life insurance policies aggregating $2,950,000 to insure the life of Mr. Preiss, of which the Company is the beneficiary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

             In July 1992, the Company issued to each of Mr. Byron Preiss and Berman CD-ROM Partnership, L.P., a New York limited partnership (the "Berman Partnership"), 1,067,000 shares of common stock of the Company for an aggregate purchase price of $2,134. The Berman Partnership was a New York limited partnership, comprised of individuals who other than through their ownership of the Company's Common Stock are not affiliated with the Company. On December 28, 1994, the Berman Partnership was liquidated and all of the Berman Partnership's holdings of shares of the Company's Common Stock were distributed to its partners. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."


Transactions with Byron Preiss

         Since inception, the Company has relied upon Mr. Byron Preiss to serve as its Chief Executive Officer and President. The Company has licensed from Byron Preiss Visual Publications, Inc. ("BPVP") the rights to materials which have provided or will provide content for some of those products which the Company has developed, is developing or plans to develop in the near future. Currently, at least nine of the Company's products are or will be based, in varying degrees, on material acquired from or through BPVP. In addition, the Company's acquisition of properties and licenses from sources other than BPVP has often been dependent upon Mr. Preiss' experience and contacts in the book-publishing and audio and video software fields. See "EXECUTIVE COMPENSATION--Employment Agreements."

         Mr. Preiss, the Chief Executive Officer and President of the Company, will also continue to serve as President and Chief Executive Officer of BPVP; and as President of Byron Preiss/Richard Ballantine, Inc. and General Licensing Company, Inc., which are companies that perform the same types of services (such as book packaging) as performed by BPVP and Byron Preiss Electronic Books, Inc. ("BPEB"), which is currently an inactive company. In connection with Mr. Preiss' Employment Agreement, BPVP and BPEB have agreed, by a separate agreement dated April 1, 1994, as amended by an Amendment dated March 22, 1995, that through January 1, 1997, (i) BPEB will not engage in the acquisition of CD-ROM and on-line service rights and (ii) until such time as Mr. Byron Preiss is no longer the Chief Executive Officer of the Company, that all future acquisitions of CD-ROM rights by BPVP, other than in connection with its acquisition of any book publication or other rights, shall be made for the benefit of and for use by the Company. See "EXECUTIVE COMPENSATION--Employment Agreements". In addition, BPVP and BPEB have agreed that any sale of CD-ROM rights by BPVP or BPEB to the Company shall be on terms competitive with the purchase by the Company of similar rights from unaffiliated third parties. In the event that BPVP acquires CD-ROM rights that are subsequently sold to anyone other than the Company, all net profits of BPVP and BPEB from such sale shall be paid to the Company. If BPVP obtains CD-ROM rights in connection with book publication rights, BPVP has agreed that, if such rights are transferable, and BPVP elects, at its option, to sell or license such rights to the Company, then the Company may purchase or license such rights upon terms and conditions which are at least as favorable as those it could achieve in arms length negotiations with an independent third party. The Company has agreed that it will not acquire additional CD-ROM rights from BPVP or BPEB until January 1, 1997, unless: (i) the Company's Board of Directors determines that acquisition of additional CD-ROM rights from BPVP or BPEB is necessary; or (ii) the Company acquires such CD-ROM rights for a project currently in development. Notwithstanding the foregoing, CD-ROM rights to certain works which were previously granted to BPVP and BPEB and other companies controlled by Mr. Preiss may not be assignable to the Company without further consents from the grantors to BPVP or BPEB, as appropriate.

         In addition, by agreement dated April 1, 1993, BPEB, of which Byron Preiss serves as President and Chief Executive Officer, conveyed to the Company all of BPEB's CD-ROM rights for Isaac Asimov's the Ultimate Robot and Gahan Wilson's The Ultimate Haunted House, and the Company assumed all payment and other obligations of BPEB relating to those properties. The Company paid BPEB the sum of $49,549.81, constituting reimbursement to BPEB for all costs incurred in the acquisition of these rights and not as an advance, royalty or by way of any other compensation to BPEB for these two properties. By a separate agreement, dated April 1, 1993, BPVP granted the Company the right to purchase all CD-ROM rights owned by BPVP in six separate properties, i.e. Stan Lee's Riftworld, Leonard Wolfe's The Essential Frankenstein and the Essential Dracula, Arthur C. Clarke's Venus Prime, The Ultimate Dinosaur, Isaac Asimov's Robot City and for certain titles in the Bank Street Ready to Read Series. These agreements require the Company to pay royalties to BPVP ranging from 2.0% to 8.0% of net revenues, depending upon the numbers of copies sold and require the Company to pay certain advance royalties. BPEB does not currently retain CD-ROM rights to any titles not transferred to the Company. BPVP retains the copyrights to numerous books and also retains, or has assigned to licensors or co-publishers, ancillary rights (such as CD-ROM rights) to those properties. BPVP has granted to the Company certain electronic comic rights and the book rights to one (1) novel relating to Stan Lee's Riftworld, the terms of which have not been formalized in writing and are currently subject to negotiation between the parties. With the approval of Simon & Schuster Book Publishing, Inc., a $25,000 payment was made from the Company to Byron Preiss/Richard Ballantine, Inc. in connection with the Development Agreement (hereinafter defined) in order to facilitate production of the book The Way Baseball Works, which is also the title of a separate CD-ROM product being developed by the Company in connection with the Development Agreement.

         The Company shared office space with BPVP and Byron Preiss Electronic Books, Inc. from the Company's inception through February 1994. During such time, BPVP provided all of the secretarial, bookkeeping and maintenance for the office, for which BPVP charged the Company the amount of $1,700 per week. During 1994, the company paid a total of $167,438 to BPVP as reimbursement for the use of certain employees, equipment and office space of BPVP. On January 1, 1995, the Company entered into a one-year Management Services Agreement (the "1995 Management Services Agreement") with BPVP pursuant to which BPVP agreed to provide the Company with the services of certain employees, and the use of certain office space, equipment, furniture, utilities and such other items as the Company and BPVP may agree (collectively, the "Management Services"). In consideration of BPVP's agreement to provide such Management Services, the Company pursuant to the 1995 Management Services Agreement agreed to pay BPVP an aggregate of $195,736 for 1995, which was payable in twelve equal monthly installments of $16,311 each. During 1995, the Company paid a total of $195,736 to BPVP in connection with the 1995 Management Services Agreement. The Company entered into a one-year Management Services Agreement, dated as of January 1, 1996 (the "1996 Management Services Agreement"), with BPVP, which contains substantially the same terms and conditions as set forth in the 1995 Management Services Agreement. In connection with BPVP's agreement to provide the Management Services, the Company has agreed to pay BPVP an aggregate of not more than $185,320, which is payable in twelve monthly installments of $15,443.32. The Company believes that the use of BPVP's facilities, employees, resources and services have been and will continue to be upon terms and conditions which the Company believes to be at least as favorable as could have been obtained in arms-length negotiations with independent third parties.

         The business of the Company has been and in the near future will continue to be subject to certain potential conflicts of interest with respect to the licensing of rights from BPVP and BPEP, the payment of continuing fees and royalties to BPVP and BPEP, the acquisition of properties and allocation of executive and staff time. The Company believes that the rights to properties which it has obtained from BPVP and BPEP, and the availability of facilities, resources and services from BPVP and BPEP, during the Company's initial development stage, have been upon terms and conditions which the Company believes to be at least as favorable as could have been obtained in arms-length negotiations with independent third parties. However, the terms and conditions of these licenses and arrangements with BPVP and BPEP, have not been determined through arms-length negotiations. For the foreseeable future, the Company will continue to rely upon the judgment of its Board of Directors, its executive officers, including Byron Preiss and James Dellomo, to achieve arms-length terms and conditions in these non arms-length transactions; and no formal oversight or other independent mechanism will be utilized to ensure the fairness or independent nature of such determinations. The Company believes that it has benefitted and will continue to benefit from Mr. Preiss' book publishing and software experience, from the ability to acquire CD-ROM rights from BPVP and from the publication and publicity by BPVP and its book publisher licensees and distributors of works for which the Company will be publishing CD-ROM products.

Voting Trust Agreements

         Robert Oehler, who served as the Company's Secretary on a part-time basis, was paid a total of $30,000 during the year ended December 31, 1993 for financial consulting services and prior thereto had been issued 66,000 shares of Common Stock for a price of $66. The Company believes that the fees paid for these services were at least as favorable to the Company as could have been obtained in arm's length dealings with independent third parties.
 By agreement dated July 15, 1993, as amended, Robert Oehler appointed Byron Preiss and Steven Berman, a partner of the Berman Partnership, as voting trustees over Mr. Oehler's 66,000 shares of Common Stock in the Company. The voting trustees agreed that they would vote Mr. Oehler's shares on all matters submitted to, or requiring the vote of, shareholders of the Company: one-half in the same manner as Byron Preiss votes his own shares on such matter and one-half in the same manner as the Berman Partnership votes its shares on such matter. This voting trust agreement has been terminated.

         In December 1992, Byron Preiss and the Berman Partnership entered into an agreement to vote their shares of the Company as a block and to provide for various corporate governance issues. The parties terminated that agreement as of the effective date of the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission on May 11, 1994.

Agreements in Connection with the Viacom Purchase Agreement


         Pursuant to the terms of a Stock Purchase Agreement dated as of March 22, 1995 (the "Viacom Purchase Agreement"), the Company sold to Viacom International Inc. ("Viacom"), a subsidiary of Viacom Inc. and an affiliate of Simon & Schuster, Inc., for a total consideration of $5,964,000, paid in cash:
(i) 852,375 unregistered shares of the Company's Common Stock (representing an aggregate of approximately 20% of the Company's outstanding Common Stock), (ii) warrants to purchase an additional 315,000 shares of the Company's common Stock at an exercise price of $7.00 each, and (iii) an additional warrant (the "Additional Warrant") to purchase up to an aggregate of a number of shares of Common Stock (the "Additional Warrant Shares") equal to, at any time, 20% of the shares of Common Stock issuable upon the exercise of stock options (x) granted pursuant to the Company's 1993 Stock Option Plan, as such plan may be amended from time to time, and (y) granted to employees not pursuant to any stock option plan, at an exercise price of $7.00 per share of Common Stock. The sale of the Common Stock to Viacom represented the issuance by the Company, and the ownership by Viacom, of approximately twenty percent (20%) of the Company's outstanding shares of Common Stock, on a fully diluted basis on the date of issuance.

         Pursuant to a Registration Rights Agreement, dated March 22, 1995 (the "Effective Date"), the Company granted Viacom demand and incidental registration rights pertaining to the Common Stock of the Company held by Viacom. In connection therewith, Viacom was granted two (2) demand registration rights commencing eighteen (18) months from the Effective Date and terminating on the date upon which there shall be no Registrable Securities (as defined in the Viacom Purchase Agreement) outstanding. Viacom was granted a priority with respect to any demand registration commenced during the period commencing eighteen (18) months from the Effective Date and extending for the thirty (30) month period after the Effective Date. Byron Preiss (the Chief Executive Officer and President of the Company and the beneficial owner of approximately twenty-five percent (25%) of the Company's outstanding Common Stock) and the Berman Group were granted the right, on a pro-rata basis, to include the shares of the Company's Common Stock owned by them in any such demand registration (subject to certain restrictions pertaining to underwritten offerings and subject further to the priority in registration granted to Viacom, as described above). In addition, Viacom was granted incidental registration rights, which are not limited in number, that commenced on the

Effective Date and terminate on the date upon which there shall be no Registrable Securities (as defined in the Viacom Purchase Agreement) outstanding. With respect to the incidental registration rights granted to Viacom by the Company, during the period commencing on the Effective Date and extending for a period of thirty (30) months thereafter, Mr. Preiss and the Berman Group, pro rata, were granted a priority in registering the shares of the Company's Common Stock owned by them (subject to certain restrictions pertaining to underwritten offerings).

         Pursuant to the terms of the Viacom Purchase Agreement, the Company, among other things, has covenanted that it will not pay any cash dividends to its shareholders without Viacom's prior written consent. In addition, Viacom, Byron Preiss and the Berman Group (which consists of approximately six (6) other shareholders of the Company who collectively own approximately twenty percent (20%) of the Company's outstanding Common Stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT"), entered into a Shareholders' Agreement dated as of March 22, 1995 (the "Shareholders' Agreement").

         Pursuant to the terms of the Shareholders' Agreement, Mr. Preiss and the Berman Group have agreed, among other things, to vote their shares of the Company's Common Stock to elect to the Company's Board of Directors a nominee (or nominees) of Viacom proportional to Viacom's stock ownership in the Company, with Viacom being represented by at least one (1) seat on the Company's Board of Directors, for so long as it shall continue to own at least ten percent (10%) of the Company's issued and outstanding shares of Common Stock (on March 21, 1995, the Company's Board of Directors, voted to increase its size from four (4) members to five (5) members). In addition, pursuant to the terms of the Shareholders' Agreement, Mr. Preiss and the Berman Group have granted Viacom a right of first refusal (the "Right of First Refusal") with respect to any shares of the Company's Common Stock which may in the future be sold by either Mr. Preiss or members of the Berman Group. Viacom has agreed to provide a similar Right of First Refusal to Mr. Preiss and the Berman Group with respect to any sales of the Company's Common Stock sold by Viacom. Additionally, in consideration of the grant to Viacom by Mr. Preiss and the Berman Group of the Right of First Refusal, Viacom and the Company have granted to Mr. Preiss and the Berman Group, incidental "piggy-back" registration rights with respect to any registration statement filed by the Company on behalf of Viacom, to register Viacom's shares of the Company's Common Stock (which registration rights are subject to the provisions described above).

         In connection with the transactions contemplated by the Viacom Purchase Agreement, Mr. Preiss and the Company entered into an Amendment, dated March 22, 1995, (the "Amendment") to Mr. Preiss' Employment Agreement with the Company. Pursuant to the terms of the Amendment, among other things, (i) the term of the Employment Agreement was extended for an additional one (1) year period to December 31, 1998; (ii) Mr. Preiss' compensation over the term was increased;
(iii) Mr. Preiss entered into a revised non-competition covenant with the Company; and (iv) Mr. Preiss was given an option, at his discretion, to extend the term of the Employment Agreement for an additional period of one year. See "EXECUTIVE COMPENSATION -- Employment Agreements."

Simon & Schuster Agreement

         In connection with the various transactions referred to above with respect to the Viacom Purchase Agreement, the Company entered into a Software Development Agreement, dated as of March 21, 1995, with Simon & Schuster Interactive ("S&S"), a division of Simon & Schuster, Inc., which is an affiliate of Viacom (the "Development Agreement"). Pursuant to the terms thereof, the Company and S&S will jointly develop a minimum of four (4) and possibly up to a maximum of eight (8) products in digital electronic media, based upon pre-existing third-party and original works, using and contributing their joint property, resources, names, talent and know-how. It is anticipated that the joint works will initially consist of CD-ROM computer software products. In connection with each joint work developed, S&S is to pay the Company an advance of up to $375,000 against future royalty payments.

         During 1995, Simon & Schuster Interactive Distribution Services ("S&S" Distribution"), a division of Simon & Schuster, Inc., distributed three (3) of the Company's titles without a formal agreement. With a view towards enhancing the distribution activities of the Company by, among other things, expanding the Company's market penetration, the Company entered into a Distribution Services Agreement (the "S&S Distribution Agreement"), dated as of January 1, 1996 with S&S Distribution pursuant to which the Company granted to S&S Distribution: (i) the exclusive right to market and distribute certain titles, and to provide inventory, warehousing and fulfillment services for the titles in the United States and Canada (the "Exclusive Territory") with the exception of certain channels, including educational (academic) markets and direct-to-the-consumer "special markets" (the "Non-Exclusive Channels"); (ii) the non-exclusive right to market and distribute certain titles, and provide inventory warehousing and fulfillment services for such titles, in the Non-Exclusive Channels in the Exclusive Territory. The Company retained the right, directly and through other distributors, to market and distribute such titles in the Non-Exclusive Channels in the Exclusive Territory as well as all other territories other than the Exclusive Territory. The S&S Distribution Agreement also provides for the availability of manufacturing services and technical support services to be provided by S&S Distribution. Pursuant to the S&S Distribution Agreement, S&S Distribution is required to use commercially reasonable efforts to actively promote and sell each of the agreed upon titles. S&S Distribution shall be entitled to receive, among other things, a monthly distribution fee for rendering services in connection with the S&S Distribution Agreement. Pursuant to the S&S Distribution Agreement, the Company is responsible for product and packaging design as well as technical support if the Company elects not to utilize S&S Distribution technical support services. The S&S Distribution Agreement commenced on January 1, 1996 and shall continue for a term of two years through December 31, 1997. The S&S Distribution Agreement is automatically renewable for successive one-year terms unless either party thereto elects to terminate such S&S Distribution Agreement, effective on the anniversary date of January 1, on not less than sixty (60) days prior written notice. The S&S Distribution Agreement initially identified six

(6) titles which shall be distributed by S&S Distribution, including The Frasier Companion; The Baywatch Companion with Screensaver; The Ultimate Einstein; My Cool Diner; and Westworld. In addition, the Company agreed to grant S&S Distribution the right to distribute any and all titles that the Company develops, publishes or for which the Company gains distribution rights throughout the term of the S&S Distribution Agreement, with permitted exceptions.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP, certified public accountants, as independent auditors to audit the accounts of the Company for the fiscal year ending December 31, 1996. The Company has been advised that representatives of Arthur Andersen, the Company's independent auditors for year ended 1995, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership in respect of the Company's securities with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms it has received and written representations of certain of its officers and directors, the Company believes that during 1994 all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                                 ANNUAL REPORT

         A copy of the Company's 1995 Annual Report to Shareholders accompanies this Proxy Statement. Any shareholder who has not received a copy of the 1995 Annual Report to Shareholders and wishes to do so should contact the Company's Corporate Secretary, by mail at the address set forth on the notice of annual meeting or by telephone at (212) 989-6252.

         The Company will provide, without charge, to each Shareholder as of the Record Date, on the written request of the Shareholder, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, including the financial statements and schedules, as filed with the Securities and Exchange Commission. Shareholders should direct the written request to the Company's Corporate Secretary at c/o Byron Preiss Multimedia Company, Inc. 24 West 25th Street New York, New York 10010.

                           PROPOSALS BY SHAREHOLDERS

         Any proposal of a Shareholder intended to be presented at the Annual Meeting of Shareholders to be held in 1997, must be received by the Company no later than January 5, 1997 to be considered for inclusion in the Proxy Statement and form of proxy for the 1997 annual meeting. Proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                      By Order of the Board of Directors.

                                  BYRON PREISS
                            Chief Executive Officer